UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 17, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Business

Item 8.01 Other Business

IA Global Inc. (the “Company”) announced that it has received a Non-Binding Term Sheet wherein Golden Century Wealth Investment (HK) LTD (“Golden Century”) proposes to acquire a 51% or greater ownership of the Company for $.15 per share.

Golden Century is a Hong Kong registered company with interests in Japan and China. Golden Century is also acquiring 100% of BS HD Ltd, a Japanese company, and ZRD Fuel Oil (Beijing) Co Ltd, a Chinese company. The proposed structure of the transaction is to be determined. The term sheet indicates that definitive agreements are tentatively due to be signed by January 30, 2009, with a target closing on February 27, 2009. The acquisition is subject to the completion of due diligence, signing of definitive agreements and closing of financing. Golden Century has also offered up to $500,000 to the Company to cover diligence costs related to the evaluation of the offer. Mr. Ted Yamada of Tokyo, Japan is the financial adviser and buy-side representative for Golden Century.

The Board of Directors and Management of the Company will immediately commence consideration of the offer and work closely with Golden Century to evaluate the proposed transaction. There is no guarantee that the proposed transaction will close. In evaluating the offer, the Company will take into account its belief that its assets are significantly undervalued due to market conditions and the alleged manipulation of its share price.

A copy of the non-binding term sheet is attached hereto as Exhibit 10.1 and incorporated by reference herein. A copy of the press release, dated December 17, 2008, announcing the non-binding term sheet is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Non-Binding Term sheet dated December 8, 2008 from Golden Century Wealth Investment (HK) Ltd

99.1	Press release, dated December 17, 2008, announcing the non-binding term sheet from Golden Century Wealth Investment (HK) Ltd

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: December 17, 2008

By:	/s/ Derek Schneideman

Derek Schneideman

Chief Executive Officer